UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A, New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 29, 2024, the audit committee of the board of directors of Zeo Energy Corp. (the “Company”), after discussion with the management of the Company concluded that (i) the Company’s previously issued financial statements for the fiscal year ended December 31, 2023 included in the Company’s Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2024 and as amended on March 25, 2024 (the “Form 8-K”); (ii) the Company’s unaudited interim financial statements for three months ended March 31, 2024, included in the Quarterly Report on Form 10-Q as filed with the SEC on May 16, 2024; and (iii) the financial statements noted in items (i) and (ii) above included in the Company’s Registration Statement on Form S-1, which was declared effective by the SEC on May 31, 2024, should no longer be relied upon due to the misstatements described below.

During the preparation of the Company’s consolidated interim financial statements for the quarter ended June 30, 2024, the Company’s management identified the following misstatements and adjustments previously not recorded during the audit, as deemed immaterial at the time, to the Company’s financial statements for the year ended December 31, 2023 and the three months ended March 31, 2024:

For the year ended December 31, 2023

●	Corrections to accounts payable and accrued expenses relating to a) debit memos that should have been reversed of $844,000, mostly related to expenses for the business combination, and b) accruals relating to a general liability insurance audit and department of labor audit totaling approximately $268,000.

●	Corrections relating to cut-off of sales and cost of sales resulting in a decrease in sales and cost of sales of $376,000 and $180,000 respectively.

●	Distributions declared as of December 31, 2023 but paid to owners in 2024 of approximately $325,000 had not been recorded in additional paid-in capital and accrued expenses.

●	The net impact of correcting these errors will be a reduction to Net Income of $1,417,000.

For the three months ended March 31, 2024

●	Corrections to the December 31, 2023 period which reversed in the March 31, 2024 increased net income by approximately $361,000 as follows: a) revenue increased by $376,000, b) cost of sales increased by $180,000 and c) general and administrative expenses decreased by $166,000.

●	Stock-based compensation relating to an executive had not been recorded of approximately $505,000 as general and administrative expenses.

●	Transaction costs relating to the business combination of approximately $572,000 had not been recorded in additional paid-in capital and accrued expenses.

●	The net impact of correcting the errors in the March 31, 2023 period will be a reduction to Net Income of approximately $144,000.

The Company intends to correct the errors referenced above in an amendment to (i) the Form 8-K (the “Amended Form 8-K”), (ii) the Form 10-Q (the “Amended Form 10-Q”), and (iii) the Form S-1 (the “Amended Form S-1”, and collectively with the Amended Form 8-K and Amended Form 10-Q, the “Amended Reports”). As previously disclosed, a material weakness exists in the Company’s internal control over financial reporting related to ineffective controls over period end financial disclosure and reporting processes, including not timely performing certain reconciliations and the completeness and accuracy of those reconciliations, and lack of effectiveness of controls over accurate accounting and financial reporting and reviewing the underlying financial statement elements, and recording incorrect journal entries that also did not have the sufficient review and approval.

Further, as previously disclosed, the management have determined that the Company’s disclosure controls and procedures were not effective as of December 31, 2023 and March 31, 2024. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Amended Reports.

The Company’s management have discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2024	Zeo Energy Corp.

	By:	/s/ Timothy Bridgewater
	Name:	Timothy Bridgewater
	Title:	Chief Executive Officer and Chief Financial Officer

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